EXHIBIT 99
15985 East High Street
P. O. Box 35
middlefield, Ohio 44062
Phone: 440/632-1666 FAX: 440/632-1700
www.middlefieldbank.com

PRESS RELEASE

Contact:	James R. Heslop, 2nd
Executive Vice President/Chief Operating Officer
(440) 632-1666 Ext. 3219
jheslop@middlefieldbank.com
Middlefield Banc Corp. Reports Second Quarter 2007 Earnings
MIDDLEFIELD, OHIO, July 24, 2007 ♦ ♦ ♦ ♦ Middlefield Banc Corp. (Pink Sheets: MBCN) today reported that net income for the second quarter of 2007 totaled $899,231, or 9.0 percent less than the $987,800 reported for the same period in 2006. Diluted earnings per share for the second quarter of 2007 were $0.59, a 14.5% decrease from 2006’s second quarter diluted earnings per share of $0.69. These second quarter results include the operations of Emerald Bank of Dublin, Ohio, which became a subsidiary of Middlefield on April 19, 2007.
Results from the first half of 2007 reflect a net income of $1,651,606; an 8.5% decrease compared to $1,805,372 for the first half of 2006. Diluted earnings per share for the first half of 2007 were $1.11, or 11.2% less than diluted earnings per share of $1.26 for the first six months of 2006. These figures include Emerald Bank’s operations from April 19, 2007 through June 30, 2007.
Return on average equity for the three months ended June 30, 2007, was 10.55% compared to 14.07% for the same period in 2006. Return on average assets was 0.91% for the three months ended June 30, 2007. Return on average assets was 1.26% for the three months ended June 30, 2006. For the six months ended June 30, 2007, the return on average equity and average assets were 10.21% and 0.89%, respectively. The comparable period results from 2006 were 12.94% and 1.16%.
President and Chief Executive Officer Thomas G. Caldwell commented, “The second quarter 2007 results were mixed. Like many other banks in the industry, and Ohio in particular, slower economic growth and competitive pressure have worked to reduce our net interest margin, which is the primary driver of our revenue.”

Mr. Caldwell continued, “As we reported with our first quarter 2007 results, our net income has also been impacted by anticipated increases in non-interest expenses. Our Newbury banking center and Cortland loan production office continue to be in the start-up phase. Additionally, there was an increase in non-interest expense directly related to the acquisition of Emerald Bank. While these results are disappointing in the short-term, we anticipate the longer term advantages to be gained from these actions, which have broadened the coverage of our market.”
“During the early part of the third quarter, Emerald Bank will be unveiling its new interactive website (www.emeraldbank.com), which will offer a broad array of services not previously available to that customer base. This will also include Internet banking and a bill payment feature. Our anticipation is that these actions will be well received within the market,” Caldwell concluded.
The company’s total assets ended the second quarter of 2007 at $406.4 million, an increase of 19.2% over the $340.9 million in total assets reported at December 31, 2006. Net loans at June 30, 2007, were $299.2 million, up $52.9 million, or 21.5%, over the $246.3 million reported at December 31, 2006. Total deposits at June 30, 2007, were $326.9 million, or 20.6% greater than the deposit level of $271.1 million at December 31, 2006.
Highlights for the second quarter of 2007 include:
•	Net interest income was $2.88 million, an increase of 4.5% from the $2.75 million reported for the comparable period of 2006. The net interest margin was 3.31% for the second quarter of 2007, down from the 3.88% reported for the same quarter of 2006. The decline is primarily attributable to higher deposit costs and competitive pricing on lending opportunities associated with the current interest rate environment. Deposit growth at the banks has primarily been in products such as time deposits and money market accounts, which generally carry higher interest costs than other deposit alternatives. The Middlefield subsidiary offered a special money market promotion during the first quarter of 2007, which was tied to the grand opening of the Newbury banking office. Emerald Bank found most of its deposit growth in its Prime Savings Account product, which is positioned at 300 basis points below the Prime Rate.

•	Non-interest income increased $54,000 for the three-month period of 2007over the comparable 2006 period. This increase of 9.1% was primarily the result of higher service charge revenue associated with an increase in the number of deposit accounts, expanded ATM/Debit card usage, and an increase in revenue from investment services. Additionally, earnings on bank-owned life insurance were $27,000 higher during the second quarter of 2007 than the same period of 2006.

•	Non-interest expense for the second quarter of 2007 was 22.3%, or $423,000, higher than the second quarter of 2006. Increases in salary and employee benefits of $205,000, occupancy expense of $85,000, and equipment expense of $32,000, were largely attributable to the opening of the Newbury banking office and the Cortland loan production office, as well as the acquisition of Emerald Bank. Non-interest expenses directly attributable to Emerald Bank accounted for $205,000 of the increase in the aggregate. Other associated expense items contributing to the increase were legal, printing, and transfer agent costs, as well as an increase of costs associated with compliance with Section 404 of the Sarbanes-Oxley Act.

•	Total deposit growth for the first six months of 2007 was $55.8 million. The acquisition of Emerald Bank accounted for $37.4 million of the change. At the Middlefield banking subsidiary, deposit growth was fueled by promotional efforts directed to the bank’s money market account. Deposits in those accounts increased $11.6 million, while time deposits increased $11.0 million. Net loans at June 30, 2007, stood at $299.2 million, reflecting an increase of $52.9 million for the first six months of 2007. Increases were seen in all loan categories with the exception of installment loans. Of the growth during the six-month period, 79.0%, or $41.8 million is the result of the Emerald Bank acquisition.

•	Provision for loan losses was $114,000 for the 2007 six month period, which was in line with the company’s plan. While lower than the $150,000 provision during the first six months of 2006, this amount was in keeping with the company’s intention to reduce the unallocated portion of its loan loss reserve. The provision is maintained at a level to absorb management’s estimate of probable inherent credit losses within the bank’s loan portfolio. At June 30, 2007, the allowance for loan losses as a percentage of total loans was 1.09%, which was down from the 1.23% reported at June 30, 2006. The ratio of non-performing loans to total loans stood at 1.16% at June 30, 2007. This was an increase from the 0.82% reported as of June 30, 2006. Loans classified as non-accrual at June 30, 2007, were $1.69 million, which was $0.1 million less than the total reported at June 30, 2006. Loans past due 90 days and still accruing interest, as of June 30, 2007, were $1.8 million, or $1.7 million more than the prior year figure. One commercial real estate credit, which was well secured and in the process of collection, accounted for $0.8 million of the increase. The majority of the remaining increase in this category was in residential secured real estate loans.

•	Stockholders’ equity at June 30, 2007, was $34.5 million, or 8.48% of total assets. Book value as of June 30, 2007 was $22.66. This was an increase of $2.92 over the June 30, 2006 book value.

•	In the first six months of 2007, Middlefield paid a cash dividend of $0.48 per share. This represents an increase of 7.1% over the cash dividend paid during the same period of 2006. The 2006 cash dividend amount has been adjusted to reflect the 5% stock dividend paid by the company during the fourth quarter of 2006.
“Our earnings to this point in 2007 are reflective of the overall difficulties being experienced by most of the financial institutions within our market. We also have experienced a higher level of non-interest expenses relative to the acquisition of Emerald Bank, “ commented Donald L. Stacy, Chief Financial Officer and Treasurer of Middlefield Banc Corp. “The continued nature of the yield curve, as well as market pricing, has worked to compress our net interest margin. The additional overhead associated with our expansion is integral to our long-term growth efforts and is, we believe, within reasonable expectations.”

“We are, however, also experiencing what is, for us, a higher than normal level of problem loans. While being well secured, we are expending an increased level of effort to effect full collection. Losses will be above recent historic levels, but should remain well within peer ranges.” Stacy continued.
Middlefield Banc Corp. is a financial holding company headquartered in Middlefield, Ohio. Its subsidiary, The Middlefield Banking Company, operates full service banking centers and a UVEST Financial Services® brokerage office serving Chardon, Garrettsville, Mantua, Middlefield, Newbury, and Orwell, as well as a loan production office in Cortland, Ohio. On April 19, 2007, Middlefield Banc Corp. completed its acquisition of Emerald Bank, headquartered in Dublin, Ohio. Further information is available at www.middlefieldbank.com.
This announcement contains forward-looking statements that involve risk and uncertainties, including changes in general economic and financial market conditions and the Company’s ability to execute its business plans. Although management believes the expectations reflected in such statements are reasonable, actual results may differ materially.
MIDDLEFIELD BANC CORP.
CONSOLIDATED BALANCE SHEET

	June 30,	December 31
	2007	2006
	(unaudited)	(audited)
ASSETS
Cash and due from banks	$7,590,873	$6,893,148
Federal funds sold	4,299,341	6,200,000
Interest-bearing deposits in other institutions	559,550	546,454

Cash and cash equivalents	12,449,764	13,639,602
Investment securities available for sale	71,874,997	63,048,135
Investment securities held to maturity (estimated market value of $130,579 and $134,306)	119,899	125,853
Loans	302,528,037	249,190,534
Less allowance for loan losses	3,283,975	2,848,887

Net loans	299,244,062	246,341,647
Premises and equipment	6,910,163	6,742,465
Goodwill	3,224,264	123,175
Bank-owned life insurance	7,012,996	6,872,743
Accrued interest and other assets	5,571,474	3,958,084

TOTAL ASSETS	$406,407,619	$340,851,704

LIABILITIES
Deposits:
Noninterest-bearing demand	$41,348,568	$41,002,573
Interest-bearing demand	13,128,166	11,724,173
Money market	27,511,193	14,738,767
Savings	73,077,850	54,246,499
Time	171,792,572	149,338,181

Total deposits	326,858,349	271,050,193
Short-term borrowings	5,768,056	1,609,738
Other borrowings	37,225,371	36,112,738
Accrued interest and other liabilities	2,084,045	1,615,101

TOTAL LIABILITIES	371,935,821	310,387,770

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 1,525,324 and 1,519,887 shares issued	23,521,438	19,507,257
Retained earnings	15,644,003	14,685,971
Accumulated other comprehensive income	(1,288,586)	(520,987)
Treasury stock, at cost, 100,080 shares in 2007, and 95,080 shares in 2006	(3,405,057)	(3,208,307)

TOTAL STOCKHOLDERS’ EQUITY	34,471,798	30,463,934

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$406,407,619	$340,851,704

MIDDLEFIELD BANC CORP.
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Three Months Ended
	June 30,
	2007	2006
INTEREST INCOME
Interest and fees on loans	$5,315,387	$4,219,061
Interest-bearing deposits in other institutions	49,724	4,272
Federal funds sold	130,200	5,358
Investment securities:
Taxable interest	254,534	289,841
Tax-exempt interest	459,595	248,440
Dividends on FHLB Stock	26,272	23,341

Total interest income	6,235,712	4,790,313

INTEREST EXPENSE
Deposits	2,869,444	1,677,832
Short term borrowings	20,455	61,827
Other borrowings	469,473	297,890

Total interest expense	3,359,372	2,037,549

NET INTEREST INCOME	2,876,340	2,752,764

Provision for loan losses	69,391	75,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	2,806,949	2,677,764

NONINTEREST INCOME
Service charges on deposit accounts	481,055	435,842
Investment securities losses, net	—	—
Earnings on bank-owned life insurance	68,174	59,950
Other income	99,014	98,863

Total noninterest income	648,243	594,655

NONINTEREST EXPENSE
Salaries and employee benefits	1,040,092	835,105
Occupancy expense	198,278	113,544
Equipment expense	132,423	100,473
Data processing costs	163,452	158,279
Ohio state franchise tax	155,343	90,000
Other expense	631,245	600,631

Total noninterest expense	2,320,833	1,898,032

Income before income taxes	1,134,359	1,374,387
Income taxes	235,128	386,587

NET INCOME	$899,231	$987,800

EARNINGS PER SHARE
Basic	$0.60	$0.70
Diluted	0.59	0.69

DIVIDENDS DECLARED PER SHARE	$0.240	$0.224

MIDDLEFIELD BANC CORP.
CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Six Months Ended
	June 30,
	2007	2006
INTEREST INCOME
Interest and fees on loans	$9,845,616	$8,204,679
Interest-bearing deposits in other institutions	105,613	7,393
Federal funds sold	261,435	8,937
Investment securities:
Taxable interest	520,648	595,811
Tax-exempt interest	842,380	493,591
Dividends on FHLB Stock	51,767	40,538

Total interest income	11,627,459	9,350,949

INTEREST EXPENSE
Deposits	5,184,115	3,218,694
Short term borrowings	39,670	122,650
Other borrowings	914,885	570,864

Total interest expense	6,138,670	3,912,208

NET INTEREST INCOME	5,488,789	5,438,741

Provision for loan losses	114,391	150,000

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,374,398	5,288,741

NONINTEREST INCOME
Service charges on deposit accounts	933,002	848,684
Investment securities losses, net	—	(5,868)
Earnings on bank-owned life insurance	140,253	113,172
Other income	196,616	188,993

Total noninterest income	1,269,871	1,144,981

NONINTEREST EXPENSE
Salaries and employee benefits	2,145,000	1,830,049
Occupancy expense	367,508	267,847
Equipment expense	254,214	192,686
Data processing costs	314,700	336,786
Ohio state franchise tax	251,343	180,000
Other expense	1,261,770	1,126,395

Total noninterest expense	4,594,535	3,933,763

Income before income taxes	2,049,734	2,499,959
Income taxes	398,128	694,587

NET INCOME	$1,651,606	$1,805,372

EARNINGS PER SHARE
Basic	$1.13	$1.28
Diluted	1.11	1.26

DIVIDENDS DECLARED PER SHARE	$0.480	$0.448

MIDDLEFIELD BANC CORP.
SELECTED CONSOLIDATED FINANCIAL INFORMATION

	For the Three Months Ended June 30,
	2007	2006
Per share (1)
Earnings per common share — Basic	$0.60	$0.70
Earnings per common share — Diluted	0.59	0.69
Cash dividends paid	0.24	0.22
Book value (end of period)	22.66	19.74

Shares Outstanding
Average — Basic	1,503,412	1,418,496
Average — Diluted	1,523,852	1,441,861
Actual (end of period)	1,521,470	1,418,811

Key performance ratios
Return on average assets	0.91%	1.26%
Return on average equity	10.55%	14.07%
Net interest margin	3.31%	3.88%
Yield on earning assets	6.89%	6.63%
Efficiency ratio	65.85%	56.70%
Net charge-offs to average loans (actual for the period)	0.00%	0.00%
Net charge-offs to average loans (annualized)	0.01%	0.02%
Total allowance for loan losses to nonperforming loans	93.62%	149.83%
Nonperforming loans to total loans	1.16%	0.82%
Total allowance for loan losses to total loans	1.09%	1.23%
Equity to assets at period end	8.48%	8.91%

At period end (in 000s)
Total assets	$406,408	$315,149
Total deposits	326,858	254,054
Net loans receivable	299,244	231,214
Securities	71,995	54,588
Shareholders equity	34,472	28,094
(1) Per share data has been restated to reflect the five percent stock dividend paid in 2006.

MIDDLEFIELD BANC CORP.
SUPPLEMENTAL DETAIL

	For the Three Months Ended June 30,
	2007	2006
Charge-offs (000s)
Loan charge-offs	$12	$12
Recoveries on loans	2	2
Net loan charge-offs	10	10

	As of June 30,
	2007	2006
Credit Quality (000s):
Non-accrual loans	$1,691	$1,833
Restructured loans	0	0
90 day past due and accruing	1,817	138

Non-performing loans	3,508	1,971
Other real estate owned	0	0

Total non-performing assets	$3,508	$1,971

MIDDLEFIELD BANC CORP.
SELECTED CONSOLIDATED FINANCIAL INFORMATION

	For the Six Months Ended June 30,
	2007	2006
Per share (1)
Earnings per common share — Basic	$1.13	$1.27
Earnings per common share — Diluted	1.11	1.25
Cash dividends paid	0.48	0.45
Book value (end of period)	22.66	19.74

Shares Outstanding
Average — Basic	1,464,975	1,420,620
Average — Diluted	1,485,907	1,443,572
Actual (end of period)	1,521,470	1,418,811

Key performance ratios
Return on average assets	0.89%	1.16%
Return on average equity	10.21%	12.94%
Net interest margin	3.36%	3.88%
Yield on earning assets	6.84%	6.54%
Efficiency ratio	67.98%	59.75%
Net charge-offs to average loans (actual for the period)	0.04%	0.02%
Net charge-offs to average loans (annualized)	0.09%	0.01%
Total allowance for loan losses to nonperforming loans	93.62%	149.83%
(1) Per share data has been restated to reflect the five percent stock dividend paid in 2006.
MIDDLEFIELD BANC CORP.
SUPPLEMENTAL DETAIL

	For the Six Months Ended June 30,
	2007	2006
CHARGE-OFFS (000s)
Loan charge-offs	$125	$44
Recoveries on loans	10	6
Net loan charge-offs	116	38